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                    PRIDE INTERNATIONAL, INC. SUBSIDIARIES


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                                                    JURISDICTION OF
   COMPANY                                         INCORPORATION OR
                                                     ORGANIZATION
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Pride Drilling, Inc.                                Texas

Petroleum Supply Company                            Texas

Pride Offshore, Inc.                                Delaware

Mexico Drilling Limited, LLC                        Delaware

Ranger  Well Service, Inc.                          Texas

Ranger Corporation                                  Delaware

Pride International Holdings, Inc.                  Delaware

Pride International Management Company              Delaware

Pride International, Ltd.                           British Virgin Islands

Pride South America Ltd.                            British Virgin Islands

Pride International, C.A.                           Venezuela

Pride Cyprus Ltd.                                   Cyprus

Pride Limassol Ltd.                                 Cyprus

Pride International JSC                             Russia

Pride International, S.A.                           Argentina

Larcom Insurance Holdings, Inc.                     Bermuda

Pride Drilling, C.A.                                Venezuela

Pride Peru S.A.                                     Peru

Marlin Columbia Drilling Co., Inc.                  British Virgin Islands

Pride Global Ltd.                                   British Virgin Islands
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                                                    JURISDICTION OF
   COMPANY                                         INCORPORATION OR
                                                     ORGANIZATION
-------------------------------------------------------------------------------

SE Pacific Drilling Ltd.                            British Virgin Islands

Westville Management Corporation                    British Virgin Islands

Utah Drilling Limited                               British Virgin Islands

Pride International Personnel Ltd.                  British Virgin Islands

Pride-Forasol-Foramer Ltd.                          British Virgin Islands

Dupont Maritime Ltd.                                British Virgin Islands

Durand Maritime Ltd.                                British Virgin Islands

Pride de Venezuela, C.A.                            Venezuela

Martin Maritime Limited                             Bahamas

Andre Maritime Ltd.                                 Bahamas

Sonamer Limited                                     Bahamas

Sonamer Angola Ltd.                                 Bahamas

Pride-Forasol, S.A.                                 France

Forinter Ltd.                                       Jersey

Pride-Foramer S.A.                                  France

Al Jazirah Sharikat Ltd.                            Liberia

Basafojagu (HS) Inc.                                Liberia

Caland Boren B.V.                                   The Netherlands

Compagnie Monegasque De Services Comoser s.a.m.     Monaco

Dayana Finance S.A.                                 Panama

United Gulf Energy Resources Co.                    Oman

Drilling Labor Services PTE Ltd.                    Singapore

                                                                             *2*
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                                                    JURISDICTION OF
   COMPANY                                         INCORPORATION OR
                                                     ORGANIZATION
--------------------------------------------------------------------------------

Dundee Corp.                                        Liberia

Foracasp CEI                                        Russia

Foradel SDN B.H.D.                                  Malaysia

Forasub, B.V.                                       The Netherlands

Forafels Inc.                                       Panama

Forarom SRL                                         Romania

Forasol Drilling (West Africa) Ltd.                 Abuja

Forasol Argentina S.A.                              Argentina

Forasol Arabia Limited                              Saudi Arabia

C.A. Foravep                                        Venezuela

Hispano Americana de Petroleos S.A. HAPSA           Argentina

Horwell S.A.                                        France

Horwell de Venezuela S.A.                           Venezuela

National Drilling & Services Co., L.L.C.            Oman

S.B.M. France                                       France

Foral S.A.                                          France

Dupont Martime Ltd.                                 Liberia

Interdrill Limited                                  Bahamas

Gisor Limited                                       U.K.

Foramac Drilling Limited                            U.K.

Pride International Bolivia Ltda.                   Argentina

Amethyst Financial Company Ltd.                     British Virgin Islands

                                                                             *3*
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                                                    JURISDICTION OF
   COMPANY                                         INCORPORATION OR
                                                     ORGANIZATION
--------------------------------------------------------------------------------

Petrodrill Two Limited                              British Virgin Islands

Petrodrill Three Limited                            British Virgin Islands

Petrodrill Four Limited                             British Virgin Islands

Petrodrill Five Limited                             British Virgin Islands

Petrodrill Six Limited                              British Virgin Islands

Petrodrill Seven Limited                            British Virgin Islands

Pride Amethyst Ltd.                                 British Virgin Islands

Formaritima Ltd.                                    British Virgin Islands

Petrodrill Offshore Inc.                            Bahamas

Petrodrill Corporation Ltd.                         Bahamas

Petrodrill Engineering N.V.                         The Netherlands

BiGem Holdings N.V.                                 The Netherlands

Compania Boliviana de Perforacion S.A.M.            Bolivia

Twin Oaks Financial Ltd.                            British Virgin Islands

Durand Maritime SNC                                 France

Soneser SNC                                         France

Foritalla SRL                                       Italy

International de Travaux et de Material SARL        France

Forwest, Inc.                                       United States

Forasol Turisle SARL                                Tunis

Pride Foral S.P.A.                                  Algeria

Medor S.A.                                          France

                                                                             *4*